Exhibit 99.1

Phunware Announces First Quarter 2019 Financial Results

Revenue Growth and Strong Gross Margin Expansion Lead to Narrowed Net Loss per Share

AUSTIN, TX, May 15, 2019 (ORIGINAL: BUSINESSWIRE) – Today Phunware, Inc. (NASDAQ: PHUN), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, announced financial results for its first quarter ended March 31, 2019 and provided an update on recent business developments.

First Quarter 2019 Financial Highlights

-	Net revenues increased 6.7% year-over-year to $5.3 million
-	Platform subscriptions and services revenue increased 20.4% year-over-year to $4.8 million
-	Gross profit margin was 50.8%, representing 8.4 percentage points higher than the prior year
-	Non-GAAP Adjusted EBITDA improved by $3.5 million to ($3.2) million, or 52.1% improvement over the prior year
-	Net loss per share improved $0.17 per share to ($0.12) compared to ($0.29), or 58.6% improvement year-over-year

“We are very excited with the financial performance underlying our first full quarter as a public company,” said Alan S. Knitowski, CEO and Co-Founder of Phunware. “Not only did we achieve continued revenue growth alongside strong gross margins and lower net losses in the first quarter, but we also established a positive backdrop for the second quarter as we anticipate launching our blockchain-enabled data exchange and mobile loyalty ecosystem in parallel with our new initiatives specific to patent licensing and intellectual property monetization.”

First Quarter 2019 Business Highlights

-	Closed new and expansion contracts with customers from healthcare, media and entertainment, real estate, political, and travel and hospitality verticals
-	Named by Columbia-IBM Center for Blockchain and Data Transparency as Global Top 10 Category-Winning Enterprise-Grade Blockchain Business Networks
-	Announced data.world and Rifiniti partnerships, expanding our global partner network for the data and location services offerings within our Multiscreen-as-a-Service (MaaS) platform
-	Launched the Phunware Phenom Certified Developer Program, with Applaudo Studios becoming the first Phunware Phenom Certified Developer
-	Awarded 3 patents for (i) Indoor / Outdoor Mobile Device Location Monitoring, (ii) Enterprise Branded Application Frameworks for Mobile and Other Environments, and (iii) Mobile Device Localization Based on Relative Signal Strength Indicators, bringing our intellectual property portfolio to a total of 16 awarded patents and 6 patents-pending
-	Launched the PhunCoin Launch Alliance in conjunction with our blockchain-enabled data exchange and mobile loyalty ecosystem
-	Continued a Reg D, 506(c) token sale for accredited investors, including KYC / AML verification via CoinList
-	Commenced a Reg CF PhunCoin token sale to unaccredited investors via Republic crowdfunding portal

Safe Harbor Clause and Forward-Looking Statements:

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Disclosure Information

Phunware uses the investor relations section on its website, https://www.phunware.com, as a means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor the investor relations section on Phunware’s website in addition to following Phunware’s press releases, SEC filings, and public conference calls and webcasts.

About Phunware, Inc.

Everything You Need to Succeed on Mobile — Transforming Digital Human Experience

Phunware, Inc. (NASDAQ: PHUN) is the pioneer of Multiscreen-as-a-Service (MaaS), a fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, analytics, loyalty and rewards (PhunCoin), as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://www.phunware.com and https://www.phuncoin.com and follow @phunware and @phuncoin on all social media platforms.

Financial Results

Phunware, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share information)

	March 31,	December 31,
	2019	2018
Assets:	(Unaudited)
Current assets:
Cash	$1,065	$844
Accounts receivable, net	2,738	3,606
Prepaid expenses and other current assets	1,036	272
Total current assets	4,839	4,722

Property and equipment, net	50	66
Goodwill	25,846	25,821
Intangible assets, net	448	521
Deferred tax asset – long term	64	64
Restricted Cash	—	5,500
Other assets	187	187
Total assets	$31,434	$36,881

Liabilities, redeemable convertible preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	$8,600	$9,890
Accrued expenses	2,968	3,028
Deferred revenue	2,904	2,629
Factored receivables payable	1,631	2,434
Short term notes payable - related party	—	1,993
Total current liabilities	16,103	19,974

Deferred tax liability	64	64
Deferred revenue	4,447	5,622
Deferred rent	13	17
Total liabilities	20,627	25,677

Commitments and contingencies	—	—
Redeemable convertible preferred stock, $0.0001 par value	—	5,377

Stockholders’ equity
Common stock, $0.0001 par value	4	3
Additional paid in capital	125,421	118,062
Accumulated other comprehensive loss	(391)	(418)
Accumulated deficit	(114,227)	(111,820)
Total stockholders’ equity	10,807	5,827
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$31,434	$36,881

Phunware, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018

Net revenues	$5,315	$4,980
Cost of revenues	2,617	2,867
Gross profit	2,698	2,113

Operating expenses:
Sales and marketing	724	1,919
General and administrative	3,975	4,488
Research and development	1,309	2,300
Total operating expenses	6,008	8,707
Operating loss	(3,310)	(6,594)

Other income (expense):
Interest expense	(188)	(202)
Fair value adjustment for warrant liabilities	—	(54)
Impairment of digital currencies	—	(313)
Other income (expense)	4	(1)
Total other expense	(184)	(570)
Loss before taxes	(3,494)	(7,164)
Income tax benefit	—	—
Net loss	(3,494)	(7,164)
Other comprehensive income
Cumulative translation adjustment	27	54
Comprehensive loss	$(3,467)	$(7,110)
Net loss per share, basic and diluted	$(0.12)	$(0.29)
Weighted-average shares used to compute net loss per share, basic and diluted	30,264	24,952

Non-GAAP Financial Measures and Reconciliation

Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). It is not a measurement of our financial performance under GAAP and should not be considered as an alternative to revenue or net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations include: (i) Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period, (ii) Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations, and (iii) other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations to Adjusted EBITDA by relying primarily on its GAAP results and using Adjusted EBITDA only for supplemental purposes. Adjusted EBITDA includes adjustments for items that may not occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph help management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

Phunware, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net loss	$(3,494)	$(7,164)
Add back: Depreciation and amortization	91	124
Add back: Interest expense	188	202
Less: Income tax benefit	-	-
EBITDA	(3,215)	(6,838)
Add Back: Stock-based compensation	11	149
Adjusted EBITDA	$(3,204)	$(6,689)

Phunware, Inc.

Supplemental Information

(In thousands, except percentages)

(Unaudited)

	Three Months Ended March 31,		Change
	2019	2018	Amount	%
Revenue
Platform subscriptions and services	$4,821	$4,004	$817	20.4%
Application transaction	494	976	(482)	(49.4)%
Total revenue	$5,315	$4,980	$335	6.7%
Platform subscriptions and services as a percentage of total revenue	90.7%	80.4%
Application transactions as a percentage of total revenue	9.3%	19.6%

PR & Media Inquiries:

Sarah Miller

smiller@axis-entertainment.com

T: 310 276.2220

Investor Relations:

Phunware, Inc.

investorrelations@phunware.com

T: 512 693.4199